EXHIBIT 4.3
REGISTRATION AGREEMENT
     THIS REGISTRATION AGREEMENT (this “Agreement”) is made and entered into as of August 7, 2008, by and among ROBBINS & MYERS, INC., an Ohio corporation (the “Company”), and M.H.M. & CO., LTD., an Ohio limited partnership (the “Holder”), under the following circumstances:
          WHEREAS, Holder owns 5,988,508 common shares of the Company and desires to sell up to 2,994,254 of such shares (the “Registration Shares”); and
          WHEREAS, in connection therewith, the Company has agreed to file a Registration Statement on Form S-3ASR with the Securities and Exchange Commission (“SEC”) registering the Registration Shares for resale by the Holder.
     NOW, THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
     1.1. Definitions. In addition to the words and terms defined elsewhere in this Agreement, each capitalized word or term used as a defined term but not otherwise defined in this Agreement shall have the meanings set forth below:
     “Business Day” means any day on which the New York Stock Exchange (or any successor exchange) is open for trading.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.
     “Person” means an individual, partnership, corporation, limited liability company, association, joint stock company, joint venture, trust, estate, unincorporated organization, governmental entity or any other entity.
     “Registration Expenses” means all expenses incident to the Company’s performance of or compliance with the registration requirements set forth herein including, without limitation, the following: (i) the fees, disbursements and expenses of the Company’s attorneys, accountants and experts in connection with the registration of the Registration Shares under the Securities Act; (ii) all expenses in connection with the preparation and filing of the Registration Statement, any prospectus, or any other offering document and any amendments and supplements thereto; and (iii) all expenses in connection with the qualification of the Registration Shares for offering and sale under the securities or “blue sky” laws of any state; except that, Registration Expenses with respect to any registration pursuant hereto shall not include (v) up to $10,000 in accounting fees incurred by the Company in connection with the registration of the Registration Shares under the Securities Act, (w) all SEC and blue sky registration fees attributable to Registration Shares,

(x) transfer taxes applicable to Registration Shares, (y) discounts and selling commissions attributable to the sale of any Registration Shares, and (z) fees and expenses of any counsel retained by the Holder (collectively, clauses (v), (w), (x), (y) and (z) are referred to as the “Selling Expenses”).
     “Registration Statement” means a “shelf” registration statement of the Company prepared pursuant to the provisions of this Agreement which provides for the offering and sale of the Registration Shares on an appropriate form under Rule 415 under the Securities Act, or any successor or similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments and prospectus supplements, in each case including the prospectus contained therein, as supplemented, all exhibits thereto and all material incorporated by reference therein.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.
ARTICLE II
REGISTRATION AND EXPENSES
2.1. Registration and Qualification. The Company will:
     (a) prepare, file and use commercially reasonable efforts to cause to become effective, a Registration Statement relating to the offer and sale of the Registration Shares by the Holder in accordance with the methods of distribution elected by the Holder, and as set forth in, such Registration Statement.
     (b) use commercially reasonable efforts to keep the Registration Statement continuously effective in order to permit the prospectus, as amended or supplemented, forming part thereof to be usable by the Holder for a period of three years after the effective date of such Registration Statement, or for such shorter period that will terminate when all Registration Shares covered by the Registration Statement have been sold pursuant to the Registration Statement or cease to be outstanding or otherwise to be Registration Shares (the “Initial Shelf Effectiveness Period”); provided that, such period will only be available (i) to the extent that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and (ii) if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (x) includes any prospectus required by Section 10(a) of the Securities Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, (A) the incorporation by reference in the Registration Statement of the information required to be included in (x) and (y) above from periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act, or (ii) the use of a prospectus supplement, filed pursuant to Rule 424 under the Securities Act, containing the information required to be included in (x) and (y) above;
     (c) furnish to the Holder such number of conformed copies of such the Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in the

Registration Statement (including any supplemental prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in the Registration Statement or prospectus, and such other documents as the Holder may reasonably request;
     (d) use commercially reasonable efforts to register or qualify all Registration Shares under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, and do any and all other acts and things which may be reasonably requested by the Holder to consummate the disposition in such jurisdictions of the Registration Shares covered by the Registration Statement, except the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any jurisdiction where it is not then subject to taxation, or to consent to general service of process in any jurisdiction where it is not then subject to service of process;
     (e) use commercially reasonable efforts to ensure that (i) the Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any prospectus forming part of the Registration Statement, and any supplement to such prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading;
     (f) immediately notify the Holder of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of the Holder, prepare and furnish to the Holder as many copies of a supplement to or an amendment of such prospectus as the Holder reasonably request so that, as thereafter delivered to the purchasers of such Registration Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
     (g) immediately notify the Holder of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and take every reasonable effort to obtain the withdrawal of any such stop order.
The Company may require the Holder to furnish the Company such information regarding the Holder and the proposed method of distribution of the Registration Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with the Registration Statement or the Registration Shares, and the Holder shall promptly notify the Company of the distribution of the Registration Shares. The Holder agrees that it will respond in writing within five (5) Business Days to any request by the Company to provide or verify any information regarding the Holder or the Registration Shares that is required to be included in a registration statement relating to the Registration Shares pursuant to the rules and regulations of the SEC.
     2.2. Blackout Periods.
          (a) The Holder shall suspend the use of the Registration Statement and sales of Registration Shares during each period beginning five (5) days prior to the end of each fiscal quarter of the Company and ending on the first Business Day following the day on which the Company’s publicly available conference call discussing results for the most recently completed fiscal quarter is held; provided that the Company may, in its sole discretion, by written notice to the Holder waiver the suspension period or reduce the length of the suspension period.
          (b) After the filing of the Registration Statement, subject to the provisions of this Subsection 2.2(b) and a good faith determination by the Chief Executive Officer and the General Counsel of the Company that it is in the best interests of the Company to suspend the use of the Registration Statement, the Company, by written notice to the Holder, may direct the Holder to suspend sales of the Registration Shares for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than the earlier of (i) the date upon which any material non-public information that is a basis for such determination is disclosed to the public or ceases to be material or (ii) ninety (90) days after the Company makes such determination) if any of the following events shall occur: (A) the Chief Executive Officer and the General Counsel of the Company in good faith determine that (x) the continued use of the Registration Statement is reasonably likely to adversely affect a material financing, acquisition, disposition, merger or other comparable transaction involving the Company or (y) disclosure of material non-public information is reasonably likely to have a material adverse effect on the Company and, in each of (x) and (y), the continued use of the Registration Statement would require the disclosure of material non-public information not otherwise required to be disclosed under applicable law; or (B) the Chief Executive Officer and the General Counsel of the Company shall have determined in good faith that it is required by law, rule or regulation to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (x) including any prospectus required under Section 10(a)(3) of the Securities Act; (y) reflecting in the prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most recent post-effective amendment thereto) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (z) including in the prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information (the circumstances set forth in clauses (A) and (B) above are referred to as a “Suspension Event”). Upon the occurrence of any such Suspension Event, the Company shall use its commercially reasonable efforts to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to permit resumed use of the Registration Statement as promptly as possible.
          (b) In the case of a Suspension Event, the Company shall give written notice (a “Suspension Notice”) to the Holder to suspend sales of the Registration Shares and such notice shall certify by the Company’s Chief Executive Officer, President or any Vice President to the Holder, that such suspension was approved by the Chief Executive Officer and the General

Counsel of the Company, shall continue only for so long as the Suspension Event or its effect is continuing, and the Company is taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. The Holder shall not effect any sales of the Registration Shares pursuant to the Registration Statement at any time after receiving a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). The Holder may recommence effecting sales of the Registration Shares pursuant to the Registration Statement following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holder in the manner described above promptly following the conclusion of any Suspension Event and its effect.
     2.3. Expenses. The Company shall pay all Registration Expenses in connection with the registration of the Registration Statement. The Holder shall pay any Selling Expenses.
ARTICLE III
INDEMNIFICATION
     3.1. Indemnification by the Company. The Company shall indemnify and hold harmless the Holder and its directors, officers, partners, and each Person who controls any of such Persons, against any losses, claims, damages, liabilities and expenses to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement under which such Registration Shares were registered under the Securities Act, any prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will promptly reimburse each such Person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding, provided, that, the Company shall not be liable to any Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any such prospectus, or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Holders expressly for use in the Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or any such Person and shall survive the transfer of the Registration Shares by the Holder.
     3.2. Indemnification by the Holder. The Holder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.1) the Company, each director of the Company, each officer of the Company who shall sign the Registration Statement, and each Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from the Registration Statement, any prospectus included therein, or any amendment or supplement thereto, but only to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished by the Holder to the Company expressly for use in the Registration Statement provided, however, that the obligation to indemnify shall be limited to the net amount of proceeds received by the Holder from the sale of the Registration Shares pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of the Registration Shares by the Holder and the expiration of this Agreement. The parties agree that the only information furnished by the Holder in writing expressly for use in the Registration Statement is the information under the captions “Selling Shareholder” and “Plan of Distribution” in the prospectus.
     3.3. Procedure for Indemnification. An indemnified party hereunder shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve such indemnifying party from any liability which it may have under the indemnity agreement provided in Sections 3.1 or 3.2 above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under Sections 3.1 or 3.2 above. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; except that, the indemnifying party will not settle any such action or proceeding or consent to the entry of a judgment in any such action or proceeding without the written consent of the indemnified party unless (i) as a condition to such settlement, the indemnifying party secures the unconditional release of the indemnified party and (ii) the settlement does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party; and provided, further, that if the indemnified party reasonably determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party’s expense. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the second proviso to the preceding sentence, the indemnifying party’s counsel shall be entitled to conduct the indemnifying party’s defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.

     Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.3, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Holder, and each director of the Company, each officer of the Company who signed such registration statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.
     If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of the Holder of Registration Shares, to an amount equal to the net proceeds actually received by the Holder from the sale of Registration Shares effected pursuant to such Registration Statement. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof.
     3.4. Indemnification for Other Required Registrations. Indemnification similar to that specified in the preceding subsections of this Article III (with appropriate modifications) shall be given by the Company and the Holder with respect to any required registration or other qualification of the Registration Shares under any federal or state law or regulation of a governmental authority other than the Securities Act.

ARTICLE IV
MISCELLANEOUS
     4.1. Integration; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the Company and the Holder.
     4.2. Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the Company and the Holder. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.
     4.3. Burden and Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives and successors.
     4.4. Notices. All notices called for under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile transmission and followed promptly by mail, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below their names on the signature page hereto, or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this Section 4.4 for the service of notices; except that, notices of a change of address shall be effective only upon receipt thereof. Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; except that, if such day is not a Business Day then the notice shall be deemed to have been given and received on the Business Day next following such day and if any party rejects delivery of any notice attempted to be given hereunder, delivery shall be deemed given on the date of such rejection. Any notice sent by facsimile transmission shall be deemed to have been given and received on the Business Day next following the transmission.
     4.5. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Ohio, but not including the choice of law rules thereof.
     4.6. Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

     4.7. Severability. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.
[signature page follows]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first hereinabove set forth.

ROBBINS & MYERS, INC.

By:	/s/ Peter C. Wallace

	Name:	Peter C. Wallace
	Title:	President and Chief Executive Officer

Address:
51 Plum Street
Suite 260
Dayton, Ohio 45440

M.H.M. & CO., LTD.

By:	Maynard H. Murch Co., Inc.,
its General Partner

	By:	/s/ Maynard H. Murch V

Name: Maynard H. Murch V
Title: Vice President/Treasurer

Address:
830 Hanna Building
Cleveland, Ohio 44115
537336.5